Exhibit 10.1

Execution Version

COMMON UNIT PURCHASE AGREEMENT

by and among

NEW SOURCE ENERGY PARTNERS L.P.

and

GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND

December 17, 2013

COMMON UNIT PURCHASE AGREEMENT

COMMON UNIT PURCHASE AGREEMENT, dated as of December 17, 2013 (this “Agreement”), by and among New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership”), and Goldman Sachs MLP Income Opportunities Fund (“Purchaser”).

WHEREAS, the Partnership desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Partnership, certain common units representing limited partner interests in the Partnership (“Common Units”) in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and Purchaser hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“8-K Filing” has the meaning specified in Section 5.02.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Basic Documents” means, collectively, this Agreement and the Registration Rights Agreement and any amendments, supplements, continuations or modifications thereto.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banks located in New York, New York are authorized or obligated to close.

“Closing” has the meaning specified in Section 2.02.

“Closing Date” has the meaning specified in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” shall have the meaning specified in the recitals to this Agreement.

“Credit Agreement” shall mean the Credit Agreement, dated as of February 13, 2013, among the Partnership, as borrower, Bank of Montreal, as administrative agent for the lenders party thereto, and the other lender parties thereto, as amended to date.

“Delaware LLC Act” means the Delaware Limited Liability Company Act.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Partner” means New Source Energy GP, LLC, a Delaware limited liability company, the general partner of the Partnership.

“General Partner Interest” has the meaning specified for such term in the Partnership Agreement.

“General Partner Units” has the meaning specified for such term in the Partnership Agreement.

“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, any of the Partnership Entities or their Properties.

“Incentive Distribution Rights” has the meaning specified for such term in the Partnership Agreement.

“Indemnified Party” shall have the meaning specified in Section 6.03.

“Indemnifying Party” shall have the meaning specified in Section 6.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“LTIP” means the Long-Term Incentive Plan of the Partnership, dated January 30, 2013, as amended to date.

“NYSE” shall mean The New York Stock Exchange.

“Outstanding” has the meaning set forth in the Partnership Agreement.

“Partnership” shall have the meaning specified in the introductory paragraph.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of February 13, 2013, as amended to date.

“Partnership Entities” means the General Partner and the Partnership.

“Partnership Material Adverse Effect” means any material and adverse effect on (i) the financial condition, business, assets or results of operations of the Partnership and its Subsidiaries, taken as a whole or (ii) the ability of the Partnership and, to the extent party thereto, each of its Subsidiaries to perform their respective obligations under the Basic Documents on a timely basis. Notwithstanding the foregoing, a “Partnership Material Adverse Effect” shall not include any effect resulting or arising from: (a) any change in general economic conditions in the industries or markets in which the Partnership or its Subsidiaries operate that do not have a disproportionate impact on the Partnership and its Subsidiaries, taken as a whole; (b) any engagement in hostilities pursuant to a declaration of war, or the occurrence of any military or terrorist attack; (c) changes in GAAP or other accounting principles or (d) the consummation of the transactions contemplated hereby.

“Partnership Related Parties” shall have the meaning specified in Section 6.02.

“Party” or “Parties” means the Partnership and Purchaser.

“Per Unit Price” means $21.15.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means the amount obtained by multiplying the Per Unit Price by the number of Purchased Units.

“Purchased Units” shall mean 465,000 Common Units.

“Purchaser” shall have the meaning specified in the introductory paragraph.

“Purchaser Material Adverse Effect” means any material and adverse effect on the ability of Purchaser to perform its obligations under this Agreement and the other Basic Documents to which it is a party on a timely basis.

“Purchaser Related Parties” shall have the meaning specified in Section 6.01.

“Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit A, by and among the Partnership and Purchaser.

“Representatives” of any Person means the Affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person.

“SEC Documents” shall have the meaning specified in Section 3.04.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subordinated Units” has the meaning specified for such term in the Partnership Agreement.

“Subsidiary” means, as to any Person, any corporation or other entity of which at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.

“Unrealized Gain” has the meaning set forth in the Partnership Agreement.

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to Purchaser under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

SALE AND PURCHASE

Section 2.01 Sale and Purchase. Subject to the terms and conditions of this Agreement, the Partnership hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from the Partnership the Purchased Units, and Purchaser agrees to pay the Partnership the Per Unit Price for each Purchased Unit.

Section 2.02 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Purchased Units (the “Closing”) shall occur on the earliest practicable date after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions to Closing set forth in Section 7.01 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) (or such other date as mutually agreed by the Parties, the “Closing Date”); provided, that the Closing shall not occur prior to the second (2nd) Business Day following the date hereof, unless otherwise agreed by the Parties in writing. The Parties agree that the Closing may occur via delivery of this Agreement and other closing deliveries by facsimile, electronic mail, courier service or personal delivery.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to Purchaser as follows:

Section 3.01 Existence. Each of the Partnership Entities has been duly formed and is validly existing and in good standing under the laws of the State or other jurisdiction of its organization and has the requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a Partnership Material Adverse Effect. Each of the Partnership Entities is duly qualified or licensed and in good standing as a foreign limited partnership or limited liability company, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its Properties or the character of its operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a Partnership Material Adverse Effect.

Section 3.02 Capitalization; Ownership.

(a) The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as reflected in the Partnership Agreement.

(b) The General Partner is the sole general partner of the Partnership and owns (i) a 2.0% General Partner Interest and (ii) all of the Incentive Distribution Rights; the General Partner Interest and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner is the record holder of the General Partner Interest and Incentive Distribution Rights free and clear of any Liens, except for such Liens as may be imposed pursuant to the Credit Agreement.

(c) As of the date of this Agreement and prior to the sale of the Purchased Units contemplated by this Agreement, the issued and outstanding partner interests of the Partnership consist of 9,034,810 Common Units, 2,205,000 Subordinated Units, 155,102 General Partner Units and the Incentive Distribution Rights. All of the outstanding partner interests have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required under applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(d) Except as have been granted under the LTIP or under the Partnership Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities or ownership interests in the Partnership are outstanding.

(e) The Partnership’s currently outstanding Common Units are quoted on the NYSE, and the Partnership has not received any notice of delisting.

Section 3.03 Subsidiaries.

(a) Except as disclosed in the SEC Documents, all of the issued and outstanding equity interests of each of the Partnership’s Subsidiaries are owned, directly or indirectly, by the Partnership free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed pursuant to the Credit Agreement), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of such Subsidiaries) and non-assessable (except as nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act and equivalent provisions of the corresponding Oklahoma statutes, as applicable, or the organizational documents of such Subsidiaries).

(b) The Partnership has no Subsidiaries other than MCE GP, LLC, a Delaware limited liability company, MCE, LP, a Delaware limited partnership, and MidCentral Energy Services, LLC, an Oklahoma limited liability company.

Section 3.04 SEC Documents. The Partnership has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed on or prior to the date of this Agreement, collectively, the “SEC Documents”). The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed SEC Document filed prior to the date hereof), (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) on their face complied as to form in all material respects with applicable requirements of the Exchange Act and the applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and

(iv) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. BDO USA, LLP is an independent registered public accounting firm with respect to the Partnership and has not resigned or been dismissed.

Section 3.05 Internal Accounting Controls. Except as disclosed in the SEC Documents, the Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership is not aware of any failures of such internal accounting controls.

Section 3.06 Litigation. Except as disclosed in the SEC Documents, there are no legal or governmental proceedings pending to which any Partnership Entity is a party or to which any of their Properties is subject that could reasonably be expected to have, individually or in the aggregate, a Partnership Material Adverse Effect or which challenges the validity of any of the Basic Documents or the right of the Partnership to enter into the Basic Documents or to consummate the transactions contemplated hereby and thereby and, to the knowledge of the Partnership, no such proceedings are threatened by Governmental Authorities or others.

Section 3.07 No Material Adverse Change. Since December 31, 2012, and except as disclosed in the SEC Documents, (i) there has not occurred any material adverse change in the condition (financial or other), results of operations, securityholders’ equity, Properties or business of the Partnership Entities, taken as a whole, and (ii) to the knowledge of the executive officers of the Partnership, there is no event, liability, development or circumstance that has occurred or exists or is reasonably expected to occur or exist with respect to the Partnership Entities, taken as a whole, in each case, that is reasonably likely, with the passage of time, to result in any material adverse change in the condition (financial or other), results of operations, securityholders’ equity, Properties or business of the Partnership Entities, taken as a whole, in each case.

Section 3.08 No Conflicts. None of (i) the offering, issuance and sale by the Partnership of the Purchased Units and the application of the proceeds therefrom, (ii) the execution, delivery and performance of the Basic Documents by the Partnership and (iii) the consummation of the transactions contemplated under the Basic Documents, (a) requires any consent, approval or notice under, or constitutes or will constitute a violation or breach of, the Partnership Agreement or the organizational documents of any of the Partnership’s Subsidiaries, (b) constitutes or will constitute a violation or breach of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, lease, loan or credit agreement or other instrument, obligation or agreement to which any of the Partnership Entities is a party or by which any of them or any of their respective Properties may be bound, except as would not reasonably be expected to have a Partnership Material Adverse Effect, (c) violates or will violate any provision of any Law or any order, judgment or decree of any court or Governmental Authority having jurisdiction over any of the Partnership Entities or their Properties or (d) results or will result in the creation or imposition of any Lien upon any Properties of any of the Partnership Entities.

Section 3.09 Authority. The Partnership has all necessary limited partnership power and authority to execute, deliver and perform its obligations under the Basic Documents and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Partnership of the Basic Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on its part; and, assuming the due authorization, execution and delivery by the other parties thereto, the Basic Documents will constitute the legal, valid and binding obligations of the Partnership, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Partnership’s issuance and sale of the Purchased Units to Purchaser.

Section 3.10 Approvals. Except as required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Partnership of the Basic Documents or the issuance and sale of the Purchased Units, except (i) as may be required under the state securities or “Blue Sky” Laws, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.11 Compliance with Law. None of the Partnership Entities is in violation of any Law applicable to such Partnership Entity, except as would not, individually or in the aggregate, have a Partnership Material Adverse Effect. The Partnership Entities each possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Partnership Material Adverse Effect, and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

Section 3.12 Valid Issuance; Title. The offer and sale of the Purchased Units and the limited partner interests represented thereby have been duly authorized by the Partnership pursuant to the Partnership Agreement and, when issued and delivered to Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities Laws.

Section 3.13 No Preemptive Rights; No Registration Rights. The holders of outstanding Common Units are not entitled to statutory, preemptive or other similar contractual rights to subscribe for Common Units. Except as contemplated by this Agreement, the Partnership Agreement, the Registration Rights Agreement or as disclosed in the SEC Documents, there are no contracts, agreements or understandings between the Partnership and any Person granting such Person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Partnership under the Securities Act.

Section 3.14 MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes and meets the gross income requirements of Section 7704 (c)(2) of the Code.

Section 3.15 Investment Company Status. The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.16 No Registration Required. Assuming the accuracy of the representations and warranties of Purchaser contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor, to the Partnership’s knowledge, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.17 No Integration. Neither the Partnership nor any of its Affiliates has, directly or indirectly through any agent, made any offers or sales of any security of the Partnership or solicited any offers to buy any security that is or will be integrated with the sale of the Purchased Units in a manner that would require such registration under the Securities Act.

Section 3.18 Certain Fees. No fees or commissions are or will be payable by the Partnership to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. The Partnership agrees that it will indemnify and hold harmless Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Partnership in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.19 No Side Agreements. Other than the Basic Documents, there are no other agreements by, among or between the Partnership or its Affiliates, on the one hand, and Purchaser or its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Partnership as follows:

Section 4.01 Valid Existence. Purchaser (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has the requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.02 No Conflicts. The execution, delivery and performance of the Basic Documents by Purchaser and the consummation of the transactions contemplated thereby will not (a) require any consent, approval or notice under, or constitute a violation or breach of, the organizational documents of Purchaser, (b) constitute a violation or breach of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, lease, loan or credit agreement or other material instrument, obligation or agreement to which Purchaser is a party or by which Purchaser or any of its Properties may be bound, except as would not reasonably be expected to have a Purchaser Material Adverse Effect, or (c) violate any provision of any Law or any order, judgment or decree of any court or Governmental Authority having jurisdiction over Purchaser or its Properties.

Section 4.03 Investment. The Purchased Units are being acquired for Purchaser’s own account, or for the accounts of clients for whom Purchaser exercises discretionary investment authority, not as a nominee or agent, and with no present intention of distributing the Purchased Units, or any part thereof, and Purchaser has no present intention of selling or granting any participation in or otherwise distributing the Purchased Units in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). Purchaser understands and agrees that it may sell or transfer the Purchased Units only (i) in compliance with the Securities Act and applicable state securities law, as then in effect, or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered.

Section 4.04 Nature of Purchaser. Purchaser (a) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), (b) by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment, (c) is acquiring the Purchased Units purchased by it only for its own account and not for the account of others, for investment purposes and not on behalf of any other account or Person or with a view to, or for offer or sale in connection with, any distribution thereof and (d) is not an entity formed for the specific purpose of acquiring the Purchased Units.

Section 4.05 Receipt of Information. Purchaser acknowledges that it (a) has access to the SEC Documents and (b) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Partnership regarding such matters.

Section 4.06 Restricted Securities. Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.07 Certain Fees. No fees or commissions will be payable by Purchaser to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.08 Legend. It is understood that the certificates evidencing the Purchased Units will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. These securities may not be sold or offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

Section 4.09 Reliance on Exemptions. Purchaser understands that the Purchased Units are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Partnership is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Purchased Units.

Section 4.10 Authority. Purchaser has all necessary power and authority to execute, deliver and perform its obligations under the Basic Documents to which Purchaser is a Party and to consummate the transactions contemplated thereby; the execution, delivery and performance by Purchaser of the Basic Documents and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and, assuming the due authorization, execution and delivery by the other parties thereto, the Basic Documents to which it is a party constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.11 Trading Activities. Purchaser’s trading activities, if any, with respect to the Partnership’s Common Units will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NYSE.

Section 4.12 No Side Agreements. Other than the Basic Documents, there are no other agreements by, among or between Purchaser or any of its Affiliates, on the one hand, and the Partnership or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby.

Section 4.13 Ownership of Securities. Purchaser and its Affiliates do not own ten percent or more of the Partnership’s issued and outstanding Common Units.

ARTICLE V

COVENANTS

Section 5.01 Taking of Necessary Action. The Parties hereto shall use their commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and Purchaser shall use their commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of Purchaser or the Partnership, as the case may be, advisable for the consummation of the transactions contemplated by the Basic Documents.

Section 5.02 Disclosure; Public Filings. The Partnership may, without prior written consent or notice, (i) file the Basic Documents as exhibits to Exchange Act reports and (ii) disclose such information with respect to Purchaser as required by applicable Law or the rules or regulations of the NYSE or other exchange on which securities of the Partnership are listed or traded. The Partnership shall, on or before the fourth Business Day following the Closing Date file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by the Basic Documents and including as exhibits to such 8-K Filing, the Basic Documents in the form required by the Exchange Act.

Section 5.03 NYSE Listing Application. The Partnership shall file a supplemental listing application with the NYSE to list the Purchased Units.

Section 5.04 Short Selling. Purchaser understands and acknowledges that the Commission currently takes the position that coverage of Short Sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act. Purchaser agrees that it will not (and shall cause its Affiliates not to) engage in any Short Sales that result in the disposition of its Purchased Units by Purchaser until such time as the Registration Statement (as defined in the Registration Rights Agreement) is declared or deemed effective by the Commission; provided, however, this provision shall not limit Purchaser’s ability to fulfill contractual obligations existing on the date hereof.

Section 5.05 Certain Special Allocations of Book and Taxable Income. To the extent that the Per Unit Price differs from the Per Unit Capital Amount (as defined in the Partnership Agreement) for an Outstanding Common Unit after taking into account the issuance of the Purchased Units, the General Partner intends to specially allocate Partnership items of book and taxable income, gain, loss or deduction to Purchaser so that the Per Unit Capital Amount with respect to their Purchased Units are equal to the Per Unit Capital Amounts with respect to other Common Units (and thus to assure fungibility of all Common Units). Such special allocations will occur upon the earlier to occur of any taxable period of the Partnership ending upon, or after, (a) an event described in Section 5.5(d) of the Partnership Agreement or a sale of all or substantially all of the assets of the Partnership occurring after the date of the issuance of the Purchased Units, or (b) the transfer of the Purchased Units to a Person that is not an Affiliate of Purchaser, in which case, such allocation shall be made only with respect to the Purchased Units so transferred. To the maximum extent permissible under the Partnership Agreement or under applicable law, including under the Treasury Regulations issued under Section 704(b) of the Code, the special allocations resulting from clause (a) will be made through allocations of Unrealized Gain.

Section 5.06 Delivery of Purchased Units. Subject to Section 7.01(a) and Section 7.01(b), prior to and following the Closing, the Partnership shall, and shall cause its transfer agent to, cooperate with Purchaser and Purchaser’s transfer agent to ensure that the Purchased Units are validly and effectively transferred to Purchaser and that Purchaser’s ownership of the Purchased Units following the Closing is accurately reflected on the appropriate books and records.

ARTICLE VI

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01 Indemnification by the Partnership. The Partnership agrees to indemnify Purchaser and its Representatives (collectively, “Purchaser Related Parties”) (a) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and (b) hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein, and in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential or punitive damages under this Section 6.01. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Purchased Units, which is specifically included in damages covered by Purchaser Related Parties’ indemnification.

Section 6.02 Indemnification by Purchaser. Purchaser agrees to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation, or inquiries), demands and causes of action and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Purchaser contained herein; provided, that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Partnership Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages.

Section 6.03 Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from those available to the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VII

CLOSING CONDITIONS

Section 7.01 Conditions to the Closing.

(a) Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by the Basic Documents or makes the transactions contemplated by the Basic Documents illegal; and

(ii) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(b) Partnership’s Conditions. The obligation of the Partnership to consummate the issuance and sale of the Purchased Units to Purchaser shall be subject to the satisfaction on or prior to the Closing Date of the following conditions (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(i) Purchaser shall have performed and complied, in all material respects, with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Purchaser on or prior to the Closing Date; and

(ii) (A) the representations and warranties of Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true shall be true and correct as of such date only) and (B) all other representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except that any such representations of Purchaser made as of a specific date shall be required to be true and correct in all material respects as of such date only).

(c) Purchaser’s Conditions. The obligation of Purchaser to consummate the purchase of the Purchased Units from the Partnership shall be subject to the satisfaction on or prior to the Closing Date of the following conditions (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(i) the Partnership shall have performed and complied, in all material respects, with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date; and

(ii) (A) the representations and warranties of the Partnership contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true shall be true and correct as of such date only) and (B) all other representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except that any such representations of Purchaser made as of a specific date shall be required to be true and correct in all material respects as of such date only).

Section 7.02 Closing Deliveries.

(a) Partnership Deliveries. At the Closing, subject to the terms and conditions hereof, the Partnership will deliver, or cause to be delivered, to Purchaser:

(i) the Purchased Units, in accordance with the book entry registration procedures of Purchaser’s transfer agent, together with evidence of the delivery of the Purchased Units; and

(ii) the Registration Rights Agreement, duly executed by the Partnership.

(b) Purchaser Deliveries. At the Closing, subject to the term and conditions hereof, Purchaser will deliver, or cause to be delivered, to the Partnership:

(i) the Purchase Price, by wire transfer(s) of immediately available funds to an account designated by the Partnership in writing at least one Business Day prior to the Closing Date; provided, however, that Purchaser shall only be required to so deliver the Purchase Price after receipt of the deliveries set forth in Section 7.02(a); and

(ii) the Registration Rights Agreement, duly executed by Purchaser.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Interpretation. Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever a party has an obligation under the Basic Documents, the expense of complying with such obligation shall be an expense of such party unless otherwise specified therein. Whenever any determination, consent or approval is to be made or given by Purchaser under the Basic Documents, such action shall be in Purchaser’s sole discretion unless otherwise specified therein. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.02 Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.09, 3.12, 3.16, 3.18, 4.01, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 of this Agreement shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth in this Agreement shall survive for a period of one year following the Closing Date regardless of any investigation made by or on behalf of the Partnership or Purchaser. The covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion or repurchase thereof. All indemnification obligations of the Partnership and Purchaser pursuant to this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.

Section 8.03 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.

(b) Specific Waiver; Amendment. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the Parties. Any amendment, supplement or modification of or to any provision of any Basic Document, any waiver of any provision of any Basic Document and any consent to any departure by the Partnership from the terms of any provision of any Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

Section 8.04 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Partnership, Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VI, and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of Purchaser under this Agreement may be transferred by Purchaser to any Affiliate of Purchaser without the consent of the Partnership by delivery of an agreement to be bound. No portion of the rights and obligations of Purchaser under this Agreement may be transferred by Purchaser to a non-Affiliate without the written consent of the Partnership (which consent shall not be unreasonably withheld by the Partnership).

Section 8.05 [Reserved]

Section 8.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:

(a) If to Purchaser:

Goldman Sachs MLP Income Opportunities Fund

c/o Goldman Sachs Asset Management, L.P.

200 West Street

New York, New York 10282

Attention: Ganesh Jois

Email: Ganesh.Jois@gs.com

(b) If to the Partnership:

New Source Energy Partners L.P.

914 N. Broadway Avenue, Suite 230

Oklahoma City, Oklahoma 73101

Attention: Richard D. Finley

Facsimile: 405-272-3034

Email: rfinley@newsource.com

With a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Attention: Jeffery K. Malonson

Facsimile: 713-615-5627

Email: jmalonson@velaw.com

or to such other address as the Partnership or Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.07 Removal of Legend. In connection with a sale of the Purchased Units by Purchaser in reliance on Rule 144, Purchaser or its broker shall deliver to the transfer agent and the Partnership a customary broker representation letter providing to the transfer agent and the Partnership any information the Partnership deems reasonably necessary to determine that the sale of the Purchased Units is made in compliance with Rule 144, including, as may be appropriate, a certification that Purchaser is not an Affiliate of the Partnership and regarding the length of time the Purchased Units have been held. Upon receipt of such representation letter, the Partnership shall promptly direct its transfer agent to remove the notation of a restrictive legend in Purchaser’s certificates evidencing the Purchased Units or the book-entry account maintained by the transfer agent, including the legend referred to in Section 4.08, and the Partnership shall bear all costs associated therewith. After a registration statement under the Securities Act permitting the public resale of the Purchased Units has become effective or Purchaser or its permitted assigns have held the Purchased Units for one year, if the book-entry account of such Purchased Units still bears the notation of the restrictive legend referred to in Section 4.08, the Partnership agrees, upon request of Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.08 from the Purchased Units, and the Partnership shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as Purchaser or its permitted assigns provide to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of the Partnership and regarding the length of time the Purchased Units have been held.

Section 8.08 Entire Agreement. This Agreement and the other Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the rights granted by the Partnership or Purchaser set forth herein and therein. This Agreement and the other Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.

Section 8.09 Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws thereof that would apply the laws of any other state.

Section 8.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, including facsimile or .pdf format counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 8.11 No Presumption Against Drafting Party. Each Party has fully participated in the negotiation and drafting of this Agreement. If an ambiguity, question or intent or question of interpretation arises, this Agreement must be construed as if drafted jointly, and there must not be any presumption, inference or conclusion drawn against any Party by virtue of the fact that its representative has authored this Agreement or any portion hereof.

Section 8.12 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the mutual written consent of Purchaser and the Partnership.

(b) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by (i) the written notice of Purchaser to the Partnership upon a breach in any material respect by the Partnership of any covenant or agreement set forth in this Agreement or (ii) the written notice of the Partnership to Purchaser upon a breach in any material respect by Purchaser of any covenant or agreement set forth in this Agreement.

(c) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by the Basic Documents or makes the transactions contemplated by the Basic Documents illegal; or

(ii) if the Closing shall not have occurred on or before December 31, 2013.

(d) In the event of the termination of this Agreement as provided in this Section 8.12, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except (i) as set forth in Article VI of this Agreement, and (ii) with respect to the requirement to comply with any confidentiality agreement in favor of the Partnership; provided, that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 8.13 Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

NEW SOURCE ENERGY PARTNERS L.P.

By:	New Source Energy GP, LLC,
its General Partner

By:	/s/ Kristian B. Kos
Name:	Kristian B. Kos
Title:	President and Chief Executive Officer

GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND

By:	Goldman Sachs Assets Management, L.P., its Investment Adviser

By:	/s/ Kyri Loupis
Name:	Kyri Loupis
Title:	Managing Director

Signature Page to

Common Unit Purchase Agreement

Exhibit A